Exhibit 99.1

VitalStream Reports Record Revenue for the First Quarter and Raises 2006 Guidance

•	Revenues of $5.6 million, up 64% year-over-year, and 19% over last quarter
•	GAAP EPS ($0.04); Adjusted EBITDA $0.4 million
•	Raises 2006 revenue guidance to $23 million - $25 million
•	Raises 2006 Adjusted EBITDA guidance to the higher end of the previously stated range of $2.75 million to $4.0 million

Irvine, CA, May 2, 2006 - VitalStream Holdings, Inc. (OTCBB: VSHI), the world leader in audio and video streaming, today reported results for the first quarter of fiscal 2006. The Company’s GAAP results of operations include the impact of expensing stock options resulting from the adoption of Statement of Financial Accounting Standards No. 123(R). The Company is using the modified prospective method under SFAS No. 123(R), and accordingly, has not restated the consolidated statements of operations for prior interim periods.

“VitalStream posted a record first quarter as our upgraded content delivery network drove significantly increased demand for audio and video streaming applications,” stated Jack Waterman, chairman and chief executive officer of VitalStream. “These results indicate the continued convergence of advertising and the Internet as content owners seek to monetize their rich media assets. The quarter also reflects continued strong customer growth as well as significant margin improvement over the prior quarter. Additionally, we successfully completed our reverse stock split at the beginning of April and look forward to VitalStream’s stock beginning to trade on the Nasdaq Capital Market in the upcoming months and eventually on the Nasdaq National Market, providing increased exposure for our company among investors and analysts.”

Revenues for the quarter ended March 31, 2006 were $5.6 million, an increase of approximately 64 percent over revenues of $3.4 million in the first quarter of 2005.

These results give effect to the Company’s 1-for-4 reverse stock split on April 4, 2006 and resulting per share amounts are based on weighted average shares outstanding for the first quarter of 2006 of 19,851,000 and 15,092,000 for the first quarter of 2005. Net loss for the first quarter of 2006 was ($771,560), or ($0.04) per share, which includes ($254,364), or ($0.01) per share of non-cash share-based compensation charges. This compares to a net loss in the same period last year of ($196,392), or ($0.01) per share. Adjusted EBITDA for the quarter ended March 31, 2006 was $429,553, compared to $86,478 during the comparable period last year. (See “Use of Non-GAAP Financial Measures” below for definition of Adjusted EBITDA).

VitalStream’s customer base includes many of the largest and fastest growing streamers of audio and video content including Disney and Intermix (Myspace.com). Notable new customers added during the first quarter of 2006 include Red Bull, State Farm Insurance, Toshiba Medical, Regent Seven Sea Cruises and Proctor & Gamble’s Pringles brand.

Financial Outlook

“Even though it is early in the year, the strength of the overall streaming market, our business and our recurring revenue model gives us confidence in raising our fiscal 2006 revenue guidance to the range of $23 million to $25 million. We are reiterating our prior guidance that margins will continue to rise and will return to historical levels in the second quarter of 2006, with continued margin expansion through the remainder of the year. Based on an outlook for increasing revenue and margins we are noting that we expect our Adjusted EBITDA to be at the higher end of our previously stated guidance range of $2.75 million to $4.0 million,” concluded Mr. Waterman.

Conference Call

Analysts and investors are invited to participate in VitalStream’s conference call to receive more information on its financial results. The VitalStream first quarter teleconference and webcast is scheduled to begin at 2:00 p.m. Pacific Time on Tuesday, May 2, 2006. To participate on the live call, analysts and investors should dial 800-257-2182 at least ten minutes prior to the call. VitalStream will also offer a live webcast of the conference call, accessible from the "Investor Relations" section of the company’s Web site (http://www.vitalstream.com/investor/).

Corporate Highlights

VitalStream recently:

▪
Effected a 1-for-4 reverse split of its common stock as approved by its Board of Directors on March 24, 2006.  VitalStream’s common stock began trading on a split-adjusted basis under the new trading symbol “VSHI” (OTCBB: VSHI).

▪	Launched its Content Delivery Service (CDS) for managing, delivering and tracking online content.

▪
Teamed up with NETGUI, a leading developer and publisher of Flash animation software products, to create WEBBEO, the first complete, hosted solution enabling consumers to combine compressed digital video with Flash Animation Authoring and upload it to the Web in minutes.

Use of Non-GAAP Financial Measures
VitalStream defines Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation, amortization, non-recurring asset sales, and stock-based compensation. Adjusted EBITDA attempts to eliminate significant non-cash items and items that are not part of the Company's core operations. Adjusted EBITDA is not a measure used in financial statements reported in accordance with generally accepted accounting principles, does not represent funds available for discretionary use and is not intended to represent cash flow from operations as measured under generally accepted accounting principles. Adjusted EBITDA should not be considered as an alternative to net loss or net cash used in operating activities. VitalStream’s calculation of Adjusted EBITDA may not be comparable to the computation of similarly titled measures of other companies.

VitalStream’s management uses Adjusted EBITDA as a measure of its operating performance. In addition, VitalStream believes that Adjusted EBITDA may be useful to existing and potential creditors of VitalStream, and to analysts and investors that follow VitalStream’s performance, because it is one measure of the income generated that is available to service any outstanding debt.

About VitalStream, Inc.

VitalStream, Inc., a wholly owned subsidiary of VitalStream Holdings, Inc. (OTCBB: VSHI), is a global provider of integrated content delivery services that enable businesses to broadcast digital media and communications to worldwide audiences via the Internet. The company provides complete solutions, including video and audio streaming, live event broadcasting, media asset management, integrated Web hosting and consulting services, that seamlessly integrate with today's leading streaming media technologies. To ensure a worldwide reach, VitalStream engineered its award-winning content delivery network certified for quality delivery in the United States, Europe and Asia. For more information, visit www.vitalstream.com.

Forward-Looking Statements
This news release contains forward-looking statements made in reliance upon the safe harbor provision of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ materially from those indicated by these statements. Forward-looking statements may include statements addressing future financial and operational results of the company. The following factors, among others, could cause actual results to differ materially from those described in any forward-looking statements: the risk that the company's revenue may decrease on a quarter over quarter basis because of a slower than projected growth in the demand for digital broadcast and streaming services; the risks that our existing customers may cease to use or reduce our services and/or may not use our services at the projected rate; uncertainties regarding the future demand for our products and services generally despite our recent infrastructure investments, expansion into other markets and product enhancements; the risk that our stock may not be accepted for listing on the Nasdaq Capital Market or Nasdaq National Market for one of various reasons, including an unanticipated failure to meet the quantitative listing requirements or a decision by Nasdaq to deny the application for discretionary reasons; the risk that the trend toward increasing broadband penetration may not continue; our inability to compete or the competitive advantage of companies that compete or may compete in our markets; the possibility that our new product offerings developed independently or based upon or incorporating our partners’ proprietary technology may not predictably be accepted by our customers, perform as anticipated or be available longer-term due to arrangements that may be terminable under certain circumstances; we may be unable to keep up with evolving industry standards and changing user needs; the risk that we may experience technical or security problems that injure our business or increase our operating costs; and/or uncertainties regarding our ability to pursue our proposed business strategy. More detailed information about these factors and others are discussed in “Risk Factors,” and elsewhere in the most recently filed Annual Report on Form 10-K of VitalStream Holdings, Inc., and other documents periodically filed by VitalStream Holdings, Inc. with the SEC. Such forward-looking statements speak only as of the date of this release. The company is under no obligation and expressly disclaims any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

VitalStream is a registered trademark of VitalStream, Inc.. All other names and marks are property of their respective holders.

Investor Relations Contacts: Alex Wellins or Jennifer Jarman The Blueshirt Group 415-217-7722 alex@blueshirtgroup.com or jennifer@blueshirtgroup.com

VITALSTREAM HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
MARCH 31, 2006 AND 2005

ASSETS
	March 31,	December 31,
	2006	2005
	(Unaudited)	(Audited)
Current assets:
Cash	$20,145,887	$4,118,308
Accounts receivable, net of allowance for doubtful accounts/credits of $466,080 and $454,182 at March 31, 2006
and December 31, 2005, respectively	2,636,899	3,123,006
Prepaid expenses	891,655	628,576
Other current assets	242,721	238,274

Total current assets	23,917,162	8,108,164

Fixed assets, net	8,149,865	7,802,278

Restricted cash	200,776	200,626
Goodwill	3,577,678	3,577,678
Other intangibles, net	140,000	167,500
Other assets	121,434	172,915

TOTAL ASSETS	$36,106,915	$20,029,161

LIABILITIES & SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$510,232	$1,842,440
Accrued compensation	525,853	487,604
Current portion of capital lease obligations	559,471	642,136
Current portion of line of credit obligations	3,908,288	2,991,621
Accrued expenses	1,347,003	807,719

Total current liabilities	6,850,847	6,771,520

Capital lease obligations	62,509	208,767
Line of credit obligations	1,579,144	743,716
Deferred rent	84,345	86,549
Total long-term liabilities	1,725,998	1,039,032

Shareholders' equity

Common stock, par value $0.001; authorized shares, 72,500,000; issued and outstanding shares, 21,007,282 and 17,580,083 at March 31, 2006 and December 31, 2005, respectively,	84,345	70,321

Additional paid-in capital	40,879,511	24,810,514
Accumulated deficit	(13,433,786)	(12,662,226)

Total shareholders' equity	27,530,070	12,218,609

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$36,106,915	$20,029,161

VITALSTREAM HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTH PERIODS ENDED
MARCH 31, 2006 AND 2005
(Unaudited)

	Three Months Ended March 31,
	2006	2005

Revenue	$5,561,829	$3,397,888

Cost of revenue	2,750,885	1,653,945

Gross Profit	2,810,944	1,743,943

Research & development	423,859	154,772
Sales & marketing	1,584,528	1,031,919
General & administrative	1,522,196	888,599

Operating Loss	(719,639)	(331,347)

Other income (expense):
Interest expense, net	(48,147)	(60,744)
Income tax expense	(1,715)	(800)
Other income (expense)	(2,059)	196,499
Net other income (expense)	(51,921)	134,955

Net Loss	$(771,560)	$(196,392)

Basic and diluted net loss per common share	$(0.04)	$(0.01)

Shares used in computing basic and diluted net loss per common share	19,851,394	15,091,804

VITALSTREAM HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED EBITDA AND ADJUSTED EBITDA
FOR THE THREE MONTH PERIODS ENDED
MARCH 31, 2006 AND 2005

	Three Months Ended March 31,
	2006	2005

Net Income (Loss)	$(771,560)	$(196,392)
Depreciation and Amortization	896,887	421,326
Interest Expense, net	48,147	60,744
Income Tax Expense	1,715	800

EBITDA	$175,189	$286,478

Gain on sale of customer accounts	-	(200,000)
Stock-based compensation	254,364	-

Adjusted EBITDA	$429,553	$86,478